Filed in the Office of	Business Number C17450-2004
Barbara K. Cegavske	Filing Number 20222286758
Secretary of State State Of Nevada	Filed On 4/28/2022 11:28:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Withdrawal of Certificate of Designation

(PURSUANT TO NRS 78.1955(6))

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ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations
(Pursuant to NRS 78.1955(6))

1. Name of corporation:

LiqTech International, Inc.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

RESOLVED, that the Board hereby authorizes, approves and adopts the Certificate of Withdrawal of Series A Convertible Preferred Shares filed with the Secretary of State of the State of Nevada on November 14, 2017 (including, without limitation, the resolutions of the Board set forth therein, which such resolutions shall be deemed fully a part of these resolutions as if set forth herein) and directs the Company's appropriate officers to cause the Certificate of Withdrawal of the Series A Convertible Preferred Shares to be filed with the Secretary of State of the State of Nevada.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X /s/ Simon Seidelin Stadil, Chief Financial Officer

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C17450-2004
Barbara K. Cegavske	Filing Number 20211478574
Secretary of State State Of Nevada	Filed On 5/21/2021 1:01:00 PM
	Number of Pages 2

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: LiqTech International, Inc.

Entity or Nevada Business Identification Number (NVID): C17450-2004

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60.98%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article 3 has been amended to read as follows: (text below). (attach additional page(s) if necessary)
6. Signature: (Required)	X /s/ Claus Toftegaard — Chief Financial Officer/Treasurer Signature of Officer or Authorized Signer — Title X ____________________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

The authorized amount of Capital Stock of the Corporation shall be One Hundred Million (100,000,000) shares of Common Stock at $.001 par value per share and Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock at $.001 par value per share, in such series and designations as may be authorized by the Board of Directors. Said Capital Stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Nevada.

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number C17450-2004
Barbara K. Cegavske	Filing Number 20201041926
Secretary of State State Of Nevada	Filed On 11/13/2020 3:25:00 PM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Liqtech International, Inc. Entity or Nevada Business Identification Number (NVID): C17450-2004
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment increasing authorized shares.
3. Filing Date:	Filing date of document which correction is being made: November 3, 2020
4. Description:	Description of inaccuracy or defect: The process for approving the proposed amendment was inaccurately described in the notice to shareholders as required under NRS Section 78.390.
5. Correction:	Correction of inaccuracy or defect: The authorized amount of shares of Common Stock at $0.001 par value per share is not being increased and shall remain at 25,000,000 shares.
6. Signature: (Required)	X DocuSigned by: Claus Toftegaard 1820C40CTCA34AF... Signature — Date: 13-11-2020

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number C17450-2004
Barbara K. Cegavske	Filing Number 20201028144
Secretary of State State Of Nevada	Filed On 11/6/2020 8:38:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: LiqTech International, Inc. Entity or Nevada Business Identification Number (NVID): C17450-2004
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment
3. Filing Date:	Filing date of document which correction is being made: November 3, 2020
4. Description:	Description of inaccuracy or defect: Section 3 of the Certificate of Amendment contained an error as to percentage of stockholders voting in favor of the amendment.
5. Correction:	Correction of inaccuracy or defect: Section 3 of the Certificate of Amendment is corrected to reflect that the percentage of stockholders voting in favor of the amendment is 57%.
6. Signature: (Required)	X DocuSigned by: Claus Toftegaard 1920C40C7CA34A7... Signature — Date: 05-11-2020

This form must be accompanied by appropriate fees.

DocuSign Envelope ID: 829E7E64-C7F1-4144-8076-FD850FA5C321

Filed in the Office of	Business Number C17450-2004
Barbara K. Cegavske	Filing Number 20201022590
Secretary of State State Of Nevada	Filed On 11/3/2020 9:24:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

LiqTech International, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III:

The authorized amount of Capital Stock of the Corporation shall be One Hundred Million (100,000,000) shares of Common Stock at $.001 par value per share and Two-Million Five Hundred Thousand (2,500,000) shares of Preferred Stock at $.001 par value per share, in such series and designations as may be authorized by the Board of Directors. Said Capital Stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Nevada.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 75.93%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X DocuSigned by: Claus Toftegaard 1920C40C7CA34A7...

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number C17450-2004
Barbara K. Cegavske	Filing Number 20190155103-27
Secretary of State State Of Nevada	Filed On 04/08/2019
	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

LiqTech International, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

One Hundred Million (100,000,000) shares of Common Stock at $0.001 par value; and Ten Million (10,000,000) shares of Preferred Stock at $0.001 par value.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Twenty-Five Million (25,000,000) shares of Common Stock at $0.001 par value; and Two-Million Five Hundred Thousand (2,500,000) shares of Preferred Stock at $0.001 par value.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Every four (4) shares of Common Stock shall be reverse split, reconstituted and converted into one (1) share of Common Stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued. Any fraction of a share of Common Stock that otherwise would result from this reverse stock split shall be rounded up to the next whole share of Common Stock.

7. Effective date and time of filing: (optional) Date: 04/08/2019 Time: 4:01 EDT

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Claus Toftegaard — Chief Financial Officer

Signature of Officer — Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C17450-2004
Barbara K. Cegavske	Filing Number 20170481891-21
Secretary of State State Of Nevada	Filed On 11/14/2017
	Number of Pages 7

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Liqtech International, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

It is hereby certified that:

1. The name of the Company (hereinafter called the "Company") is LiqTech International, Inc. a Nevada corporation.

2. The Articles of Incorporation of the Company authorizes the issuance of ten Million (10,000,000) shares of preferred stock, $0.001 par value per share, and expressly vests in the Board of Directors of the Company the authority to issue any or all of said shares in one (1) or more classes or series and to fix the designations, powers, preferences and rights, the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, (please see full text attached)

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 1-5-15

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A CONVERTIBLE PREFERRED STOCK

OF

LIQTECH INTERNATIONAL, INC.

It is hereby certified that:

1. The name of the Company (hereinafter called the "**Company**") is LiqTech International, Inc. a Nevada corporation.

2. The Articles of Incorporation of the Company authorizes the issuance of Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share, and expressly vests in the Board of Directors of the Company the authority to issue any or all of said shares in one (1) or more classes or series and to fix the designations, powers, preferences and rights, the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A issue of Convertible Preferred Stock:

RESOLVED, that Two Million Two Hundred Ten Thousand Three Hundred Fifty-Seven (2,210,357) of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Company shall be designated Series A Convertible Preferred Stock, and shall possess the rights and preferences set forth below:

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

"**Alternate Consideration**" shall have the meaning set forth in Section 6(b).

"**Business Day**" means any day except Saturday, Sunday, and any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of Nevada are authorized or required by law or other governmental action to close. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

"**Common Stock**" means the Company's common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

"**Common Stock Equivalents**" means any securities of the Company or the subsidiaries of the Company, whether or not vested or otherwise convertible or exercisable into shares of Common Stock at the time of such issuance, which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"**Conversion Date**" shall have the meaning set forth in Section 5(a).

"**Conversion Price**" means $0.30, subject to adjustment as set forth in Section 6.

"**Conversion Shares**" means the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock in accordance with the terms hereof.

"**Effective Date**" means the date that this Certificate of Designation is filed with the Secretary of State of Nevada.

"**Fundamental Transaction**" shall have the meaning set forth in Section 6(b).

"**Holder**" shall mean the owner of the Series A Preferred Stock.

"**Junior Securities**" shall be the Common Stock and any other class or series of capital stock of the Company hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock.

"**Liquidation**" shall have the meaning set forth in Section 4(a).

"**Mandatory Conversion**" shall have the meaning set forth in Section 5(b).

"**Mandatory Conversion Date**" shall have the meaning set forth in Section 5(b).

"**Notice of Conversion**" shall have the meaning set forth in Section 5(a).

"**Person**" means an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

"**Purchase Agreement**" means, with respect to each Holder, the securities purchase agreement between the Company and the original Holder.

"**Preferred Stock**" means the Company's preferred stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

"**Reverse Split**" shall have the meaning set forth in Section 3.

"**Series A Preferred Stock**" shall have the meaning set forth in Section 2.

"**Stated Value**" means $1.20 per share.

"**Trading Day**" means a day on which the NYSE American or any other trading market or exchange on which the Common Stock may then trade is open for business.

Section 2. **Designation and Authorized Shares**. The series of Preferred Stock designated by this Certificate shall be designated as the Company's Series A Convertible Preferred Stock (the "**Series A Preferred Stock**") and the number of shares so designated shall be 2,210,357, provided, however, the Company may increase the number of shares of Series A Preferred Stock that has been designated solely by action of the Company's Board of Directors, and no further consent of the Company's stockholders is required to designate additional shares of Series A Preferred Stock up to 10,000,000 shares, as long as no other series of Preferred Stock has been designated. So long as any of the Series A Preferred Stock are issued and outstanding, the Company shall not issue any shares of Preferred Stock that are senior to the Series A Preferred Stock in Liquidation without the approval of the Holders of a majority of the issued and outstanding shares of Series A Preferred Stock. The Series A Preferred Stock shall not be redeemed for cash and under no circumstances shall the Company be required to net cash settle the Series A Preferred Stock.

Section 3. **Voting Rights**. The Holders shall have the right to vote on any matter submitted to a vote of holders of Common Stock, voting together with the Common Stock as one (1) class. The Holders shall be entitled to the same notice of any regular or special meeting of the stockholders as may or shall be given to holders of Common Stock entitled to vote at such meetings. Each share of Series A Preferred Stock will entitle its Holder to vote with the Common Stock on an as-converted basis, and for the avoidance of doubt, each share of Series A Preferred Stock will be initially entitled to four (4) votes. As long as any shares of Series A Preferred Stock are outstanding, the Company may not, without the affirmative vote of the Holders of the majority of the then outstanding shares of the Series A Preferred Stock, alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, or issue any series of capital ranking senior to the Series A Preferred Stock in Liquidation. Nothing in the foregoing sentence shall impede a change in the Company's Articles of Incorporation, including to effect a reverse

split of the Company's issued and outstanding Common Stock (a "**Reverse Split**"), bylaws or other charter documents which does not have such adverse effect.

Section 4. Liquidation.

(a) The Series A Preferred Stock shall with respect to distributions of assets and rights upon the occurrence of a Liquidation, rank senior to the Junior Securities of the Company. Upon any liquidation, dissolution or winding-up of the Company ("**Liquidation**"), the Holders of Series A Preferred Stock will be entitled to be paid for each share of Series A Preferred Stock held thereby, out of but only to the extent the assets of the Company are legally available for distribution to its stockholders, an amount equal to the Stated Value per share (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series A Preferred Stock). If the assets of the Company available for distribution to the Holders of Series A Preferred Stock shall be insufficient to permit payment in full to such Holders of the sums which such Holders are entitled to receive in such case, then all of the assets available for distribution to the Holders of the Series A Preferred Stock shall be distributed among and paid to such Holders ratably in proportion to the amounts that would be payable to such Holders if such assets were sufficient to permit payment in full.

(b) After the Holders of all series of Series A Preferred Stock shall have been paid in full the amounts to which they are entitled in Section 4(a), the shares of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company.

Section 5. Conversion.

a) Conversions at Option of Holder. Subject to the provisions of this Section 5, each share of Series A Preferred Stock will be convertible, at any time and from time to time from and after the Effective Date, at the option of the Holder thereof, into Common Stock. Holders may effect conversions by providing the Company with a conversion notice (a "**Notice of Conversion**") which specifies the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile or e-mail such Notice of Conversion to the Company (such date, the "**Conversion Date**"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date will be the date that such Notice of Conversion to the Company is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series A Preferred Stock, a Holder will not be required to surrender the certificate(s) representing such shares of Series A Preferred Stock to the Company unless all of the shares of Series A Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series A Preferred Stock promptly following the Conversion Date at issue subject to the rules of the NYSE American or any other exchange to which the Common Stock may be subject. Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof will be canceled and may not be reissued except as otherwise set forth in this Certificate of Designation.

b) Mandatory Conversion. On the sooner to occur of (i) six (6) months from the Effective Date or (ii) upon the date of effectiveness of any public offering of Common Stock by the Company pursuant to a registration statement filed by the Company with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "**Mandatory Conversion Date**"), all of the outstanding shares of Series A Preferred Stock will automatically convert to Common Stock (a "**Mandatory Conversion**") in accordance with Section 5(c). Within three Business Days of the Mandatory Conversion Date, the Company shall deliver to each Holder the Conversion Shares issuable upon conversion of such Holder's Series A Preferred Stock, and, within three Business Days after receipt of such Conversion Shares, each Holder shall return the certificates for its Series A Preferred Stock to the Company, provided that, any failure by the Holder to return a certificate for Series A Preferred Stock will have no effect on the Mandatory Conversion pursuant to this Section 5(b), which Mandatory Conversion will be deemed to occur on the Mandatory Conversion Date.

c) Conversion Shares. The number of Conversion Shares which the Company shall issue upon conversion of the Series A Preferred Stock (whether pursuant to Section 5(a) or 5(b)) will be equal to the number of shares of

Series A Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.

d) Mechanics of Conversion at Option of Holder

i. Delivery of Certificate Upon Conversion. Not later than five Trading Days after each Conversion Date, the Company shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates which will contain appropriate restrictive legends and trading restrictions representing the number of Conversion Shares being acquired upon the conversion of shares of Series A Preferred Stock.

ii. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Preferred Stock, not less than such aggregate number of shares of the Common Stock as are issuable upon the conversion of all outstanding shares of Series A Preferred Stock.

iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of or as dividends on the Series A Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to purchase or be issued upon such conversion, the Company shall round up to the next whole share.

Section 6. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while the Series A Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, will not include any shares of Common Stock issued by the Company upon conversion of this Series A Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a Reverse Split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price will be multiplied by a fraction of which the numerator will be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator will be the number of shares of Common Stock, or in the event that clause (D) of this Section 6(a) will apply shares of reclassified capital stock, outstanding immediately after such event. Any adjustment made pursuant to this Section 6(a) will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and will become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Fundamental Transaction. If, at any time while the Series A Preferred Stock is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, or (C) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "**Fundamental Transaction**"), then, upon any subsequent conversion of the Series A Preferred Stock, the Holders shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of four shares of Common Stock (the "**Alternate Consideration**"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of four shares of Common Stock in such Fundamental Transaction, and the Company shall adjust the Conversion Price in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration they receive upon any conversion of the Series A Preferred Stock following such

Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders' right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 6(c) and insuring that the Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

c) Calculations. All calculations under this Section 6 will be made to the nearest 1/10th of a cent or the nearest 1/100th of a share, as the case may be.

d) Notice to the Holders. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 6, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 7. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth in the Purchase Agreement or address as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section 7. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally or sent by a nationally recognized overnight courier service, or by facsimile or e-mail, addressed to each Holder at the address of such Holder such forth in the Purchase Agreement or appearing on the books of the Company, or if no such address appears in the Purchase Agreement or on the books of the Company, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or upon actual receipt by the party to whom such notice is required to be given.

b) Lost or Mutilated Series A Preferred Stock Certificate. If a Holder's Series A Preferred Stock certificate becomes mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof reasonably satisfactory to the Company.

c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation will be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof.

d) Waiver. Any waiver by the Company or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Company or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Company or a Holder must be in writing.

f) Status of Converted Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted or reacquired by the Company, such shares shall resume the status of authorized but unissued Series A Preferred Stock.

[Signature page follows.]

IN WITNESS WHEREOF, this Certificate of Designation has been executed by a duly authorized officer of the Company as of this 9th day of November, 2017.

Name: Soren Degn

Title: Chief Financial Officer

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C17450-2004
	Filing Number 20110729904-25
Secretary of State	Filed On 10/10/2011
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

BLUE MOOSE MEDIA, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article First: The name of the corporation is LiqTech International, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: **57.1 Percent**

4. Effective date and time of filing: (optional) Date: **October 13, 2011** Time: **9:00 A.M.**

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C17450-2004

JUL 0 1 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

103759

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Blue Moose Media, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: Gateway Enterprises, Inc. Street Address: 3230 East Flamingo Rd., #156, City: Las Vegas, NEVADA, Zip Code: 89121 Optional Mailing Address: ____ City ____ State ____ Zip Code ____
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 common, Par value: $0.001; 10,000,000 preferred, Par value: $0.001 Number of shares without par value: -0-
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Name: Jason Davis Street Address: 3113 St. Christopher Court, City: Antioch, State: CA, Zip Code: 94509 2. Name: ____ Street Address ____ City ____ State ____ Zip Code ____ 3. Name: ____ Street Address ____ City ____ State ____ Zip Code ____
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Any legal purpose
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Name: Cletha A. Walstrand, Signature: [signature] Address: 8 East Broadway, #609, City: Salt Lake City, State: UT, Zip Code: 84111
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] VP. Authorized Signature of R.A. or On Behalf of R.A. Company Date: June 30, 2004

7/1/2004 10:46:16 AM 4300.00
WL C20040701-0273

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION

OF

BLUE MOOSE MEDIA, INC.

THE UNDERSIGNED, having associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation, in writing, and we do hereby certify:

ARTICLE I

NAME

The name of this Corporation shall be: BLUE MOOSE MEDIA, INC.

ARTICLE II

PURPOSE

The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all lawful activity, as provided by the laws of the State of Nevada.

ARTICLE III

CAPITAL STOCK

The authorized amount of Capital Stock of the Corporation shall be One Hundred Million (100,000,000) shares of Common Stock at $.001 par value per share and Ten Million (10,000,000) shares of Preferred Stock at $.001 par value per share, in such series and

designations as may be authorized by the Board of Directors. Said Capital Stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Nevada.

ARTICLE IV

GOVERNING BOARD

The members of the Governing Board of the Corporation are styled Directors. The initial board of directors shall consist of one member. The names and post office address of the First Board of Directors are as follows:

FIRST BOARD OF DIRECTORS

Name	Address
Jason Davis	3113 St. Christopher Court Antioch, CA 94509

ARTICLE V

INCORPORATOR

The name and address of the incorporator signing these Articles of Incorporation, who is above the age of eighteen (18) years, is as follows:

Name	Address
Cletha A. Walstrand	8 East Broadway, Suite 609 Salt Lake City, UT 84111

ARTICLE VI

RESIDENT AGENT

The name and address of the Resident Agent is as follows:

Name	Address
Gateway Enterprises, Inc.	3230 East Flamingo Road, Suite 156 Las Vegas, Nevada 89121

ARTICLE VII

INDEMNIFICATION

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VIII

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the

effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE IX

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 30th day of June, 2004.

Cletha A. Walstrand

Cletha A. Walstrand

State of Utah)
:ss.
County of Salt Lake)

On the 30th day of June 2004, personally appeared before me, a notary public (or judge or other authorized person, as the case may be), duly commissioned and sworn, Cletha A. Walstrand, personally known or proven to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument and who acknowledged that she executed the instrument.

IN WITNESS WHEREOF, I have executed this notary and affixed my official seal.

NOTARY PUBLIC

My Commission Expires:______________

NOTARY SEAL

Notary Public
TRENT WADDOUPS
609 Judge Building
8 East Broadway
Salt Lake City, Utah 84111
My Commission Expires
February 2, 2006
State of Utah